EXHIBIT 23(a)


                          CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Fleet Financial Group, Inc.


We consent to the use of our report incorporated by reference in the Fleet Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1994, as amended by a Form 10-K/A dated April 28, 1995 which is incorporated by reference herein. Our report refers to a change in the method of accounting for investments.


                                                 /s/ KPMG Peat Marwick LLP

Providence, Rhode Island
September 6, 1995